                                                                    EXHIBIT 10.1

_______________________________________________________________________________
_______________________________________________________________________________



                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           POST APARTMENT HOMES, L.P.




                          Dated as of October 24, 1997




_______________________________________________________________________________
_______________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
ARTICLE 1
         DEFINED TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2
         ORGANIZATIONAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.1      Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.2      Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.3      Registered Office and Agent; Principal Office . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.4      Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.5      Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 3
         PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.1      Purpose and Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.2      Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 4
         CAPITAL CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.1      Capital Contributions of the Partners . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.2      Issuances of Additional Partnership Interests . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.3      Contribution of Proceeds of Issuance of REIT Shares . . . . . . . . . . . . . . . . . . . .  18

ARTICLE 5
         DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.1      Requirement and Characterization of Distributions . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.2      Amounts Withheld  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.3      Distributions Upon Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 6
         ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 6.1      Allocations For Capital Account Purposes  . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 7
         MANAGEMENT AND OPERATIONS OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 7.1      Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 7.2      Certificate of Limited Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 7.3      Restrictions on General Partner's Authority . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 7.4      Reimbursement of the General Partner and PPI  . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 7.5      Outside Activities of the General Partner, Post LP Holdings and PPI . . . . . . . . . . . .  28


         Section 7.6      Contracts with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 7.7      Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 7.8      Liability of the General Partner and PPI  . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 7.9      Other Matters Concerning the General Partner  . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 7.10     Title to Partnership Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 7.11     Reliance by Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 8
         RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.1      Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.2      Management of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 8.3      Outside Activities of Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 8.4      Return of Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 8.5      Rights of Limited Partners Relating to the Partnership  . . . . . . . . . . . . . . . . . .  34
         Section 8.6      Redemption Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE 9
         BOOKS, RECORDS, ACCOUNTING AND REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 9.1      Records and Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 9.2      Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 9.3      Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE 10
         TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 10.1     Preparation of Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 10.2     Tax Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 10.3     Tax Matters Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 10.4     Organizational Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 10.5     Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE 11
         TRANSFERS AND WITHDRAWALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 11.1     Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 11.2     Transfer of Post Partners' Partnership Interests or PPI's Ownership
                          Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 11.3     Limited Partners' Rights to Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 11.4     Substituted Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 11.5     Assignees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 11.6     General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE 12
         ADMISSION OF PARTNERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 12.1     Admission of Successor General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         Section 12.2     Admission of Additional Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 12.3     Amendment of Agreement and Certificate of Limited Partnership . . . . . . . . . . . . . . .  46

ARTICLE 13
         DISSOLUTION, LIQUIDATION AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 13.1     Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 13.2     Winding Up  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 13.3     Negative Capital Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 13.4     Deemed Distribution and Recontribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 13.5     Rights of Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 13.6     Notice of Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 13.7     Termination of Partnership and Cancellation of Certificate
                          of Limited Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 13.8     Reasonable Time for Winding-Up  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 13.9     Waiver of Partition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE 14
         AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 14.1     Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 14.2     Meetings of the Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE 15
         GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 15.1     Addresses and Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 15.2     Titles and Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 15.3     Pronouns and Plurals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 15.4     Further Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 15.5     Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 15.6     Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 15.7     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 15.8     Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 15.9     Invalidity of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 15.10    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 15.11    Guarantee by PPI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

Exhibits:

Exhibit A - Partner, Contributions and Partnership Interests
Exhibit B - Capital Account Maintenance
Exhibit C - Special Allocation Rules
Exhibit D - Value of Contributed Property
Exhibit E - Notice of Redemption
Exhibit F - Designation of the Voting Powers, Designation, Preferences and Relative, Participating, Optional or Other
            Special Rights and Qualifications, Limitations or Restrictions of the Series A Preferred Partnership Units

                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           POST APARTMENT HOMES, L.P.


         THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of October 24, 1997, is entered into by and among Post GP Holdings, Inc. ("Post GP Holdings"), a Georgia corporation, as the General Partner, and the Persons whose names are set forth on Exhibit A as attached hereto, as the Limited Partners, including Post LP Holdings, Inc. ("Post LP Holdings"), a Georgia corporation, together with any other Persons who become Partners in the Partnership as provided herein. Post Properties, Inc. ("PPI"), a Georgia corporation, owns all of the stock of Post GP Holdings and Post LP Holdings but is not a partner in the Partnership.


                                   ARTICLE 1
                                 DEFINED TERMS

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "Act" means the Georgia Revised Uniform Limited Partnership Act (Official Code of Georgia Annotated, Sections 14-9-100 et seq.), as it may be amended from time to time, and any successor to such statute. References to specific Sections of the Act refer to the corresponding Sections of the Official Code of Georgia Annotated.

         "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 hereof and who is shown as such on the books and records of the Partnership.

         "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

         "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Exhibit B hereof. Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to

Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Exhibit B hereof.

         "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests, or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above.

         "Agreed Value" means (i) in the case of any Contributed Property set forth in Exhibit D and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit D; (ii) in the case of any Contributed Property not set forth in Exhibit D and as of the time of its contribution to the Partnership, the 704(c) Value of such property or other consideration, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

         "Agreement" means this Second Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

         "Articles of Incorporation" means the Articles of Restatement of the Articles of Incorporation of PPI filed in the State of Georgia on July 21, 1993, as amended or restated from time to time.

         "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in
Section 11.5.

         "Available Cash" means, with respect to any period for which such calculation is being made,

         (i)  the sum of:

              (a) the Partnership's Net Income or Net Loss (as the case may be) for such period (without regard to adjustments resulting from allocations described in Sections 1.A through 1.E of Exhibit C),

              (b) Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period,

              (c) the amount of any reduction in the reserves of the Partnership referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

              (d) the excess of proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions), and

              (e) all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

         (ii) less the sum of:

              (a) all principal debt payments made during such period by the Partnership,

              (b) capital expenditures made by the Partnership during such period,

              (c) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(a) or (ii)(b),

              (d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period,

              (e) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

              (f) the amount of any increase in reserves during such period which the General Partner determines to be necessary or appropriate in its sole and absolute discretion, and

              (g) the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate in its sole and absolute discretion.

         Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

         "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such

Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

         "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1, 4.2 or 4.3 hereof.

         "Carrying Value" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners' Capital Accounts, and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

         "Cash Amount" means an amount of cash equal to the Value on the Valuation Date of the REIT Shares Amount.

         "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Georgia Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Common Partnership Unit" means a Partnership Unit that is not a Preferred Partnership Unit.

         "Consent" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

         "Contributed Property" means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

         "Conversion Factor" means 1.0, provided that in the event that PPI (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

         "Depreciation" means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

         "Effective Date" means October 24, 1997.

         "General Partner" means Post GP Holdings or its successors as general partner of the Partnership.

         "General Partner Interest" means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partner Interest may be expressed as a number of Partnership Units.

         "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

         "Immediate Family" means, with respect to any natural Person, such natural Person's spouse and such natural Person's natural or adoptive parents, descendants, nephews, nieces, brothers, and sisters.

         "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate;
(ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

         "Indemnitee" means (i) any Person made a party to a proceeding by reason of (A) its status as the General Partner, (B) its status as the sole shareholder of the General Partner (i.e. PPI), (C) his status as a director or officer of the Partnership, the General Partner PPI or any Subsidiary of PPI or the Partnership, or (D) his or its liability, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject
to), and (ii) such other Persons (including Affiliates and Subsidiaries of the General Partner,

PPI or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

         "IPO" means the closing on July 22, 1993 of the initial public offering of shares of PPI pursuant to that certain Purchase Agreement among Post Apartment Homes, L.P., PPI and the representatives of the several underwriters.

         "Limited Partner" means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership. The General Partner shall maintain the information set forth in Exhibit A hereto, as such information shall change from time to time, in such form as the General Partner deems appropriate for the conduct of the Partnership's affairs, and Exhibit A shall be deemed amended from time to time to reflect the information so maintained by the General Partner, whether or not a formal amendment to this Agreement has been executed amending such Exhibit A. Such information shall reflect (and Exhibit A shall be deemed amended from time to time to reflect) the issuance of any additional Partnership Units to the General Partner or any other Person, the transfer of Partnership Units and the redemption of any Partnership Units, all as contemplated herein.

         "Limited Partner Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units of any one or more classes.

         "Liquidation Preference Amount" means, with respect to any Preferred Partnership Unit, the amount payable with respect to such Preferred Partnership Unit (as established by the instrument designating such Preferred Partnership Units) upon the voluntary or involuntary dissolution, liquidation or winding up of the Partnership, or upon the earlier redemption of such Preferred Partnership Units, as the case may be.

         "Liquidator" has the meaning set forth in Section 13.2.

         "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

         "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

         "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

         "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

         "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

         "Notice of Redemption" means the Notice of Redemption substantially in the form of Exhibit E to this Agreement.

         "Original Limited Partner" means a Limited Partner who was a Partner on the date of closing of the IPO and who owns one or more Original Limited Partnership Units on the date action is called for under Section 13.1.

         "Original Limited Partnership Unit" means a Partnership Unit held by an Original Limited Partner on the date of closing of the IPO and held by such Original Limited Partner on the date action is called for under Section 13.1.

         "Ownership Interest" means the stock and securities (including evidence of indebtedness) of the General Partner and Post LP Holdings at any time owned or held directly or indirectly by PPI.

         "Partner" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

         "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

         "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

         "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

         "Partnership" means the limited partnership formed under the Act and pursuant to the Prior Agreement, as amended and restated pursuant to this Agreement, and any successor thereto.

         "Partnership Interest" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

         "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

         "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

         "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2. The ownership of Partnership Units may be evidenced by such form of certificate for units, if any, as the General Partner adopts from time to time on behalf of the Partnership. Without limitation on the authority of the General Partner as set forth in Section 4.2 hereof, the General Partner may designate any Partnership Units, when issued, as Common Partnership Units or as Preferred Partnership Units, may establish any other class of Partnership Units, and may designate one or more series of any class of Partnership Units.

         "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

         "Percentage Interest" means, as to a Partner, with respect to any class of Partnership Units held by such Partner, its interest in such class of Partnership Units as determined by dividing the number of Partnership Units in such class owned by such Partner by the total number of Partnership Units in such class then outstanding.

         "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

         "Post GP Holdings" means Post GP Holdings, Inc., a Georgia corporation.

         "Post LP Holdings" means Post LP Holdings, Inc., a Georgia corporation.

         "PPI" means Post Properties, Inc., a Georgia corporation.

         "Post Merger Sub" means Post Interim Holdings, Inc., a Georgia corporation formerly known as Post LP Holdings, Inc., or more fully discussed in Section 12.4 hereof.

         "Post Partners" means Post GP Holdings and Post LP Holdings.

         "Preferred Partnership Unit" means any Partnership Unit issued from time to time pursuant to Section 4.2 hereof that is designated by the General Partner at the time of its issuance as a Preferred Partnership Unit. Each Preferred Partnership Unit shall have such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests and Common Partnership Units, all as shall be determined by the General Partner subject to the requirements of Section 4.2 hereof.

         "Principal" means each of John A. Williams and John T. Glover, in his individual capacity as a Limited Partner.

         "Principal-Controlled Partnership" means any of those certain general partnerships which, on the date of execution of this Agreement, has as its sole partners a Principal and a corporation which is wholly owned by such Principal and which becomes a Partner at the time of execution of this Agreement by reason of a Capital Contribution pursuant to Section 4.1 hereof.

         "Prior Agreement" means the Agreement of Limited Partnership of Post Apartment Homes, L.P., dated as of May 14, 1993, between PPI as the sole general partner and John A. Williams as the sole limited partner, as amended and restated in its entirety by the First Amended and Restated Agreement of Limited Partnership of Post Apartment Homes, L.P., dated as of July 22, 1993, between PPI as the sole general partner and the Limited Partners of Post Apartment Homes, L.P., as further amended by the First Amendment to First Amended and Restated Agreement of Limited Partnership of Post Apartment Homes, L.P., dated as of October 1, 1996, and as further amended by the Second Amendment to First Amended and Restated Agreement of Limited Partnership of Post Apartment Homes, L.P., dated as of October 15, 1996, which Prior Agreement is, itself, amended and restated in its entirety by this Agreement as of the Effective Date.

         "Recapture Income" means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "Redeeming Partner" has the meaning set forth in Section 8.6 hereof.

         "Redemption Amount" means either the Cash Amount or the REIT Shares Amount, as determined by PPI in its sole and absolute discretion. A Redeeming Partner shall have no right, without the General Partner's and PPI's consent, to receive the Redemption Amount in the form of the REIT Shares Amount.

         "Redemption Right" shall have the meaning set forth in Section 8.6 hereof.

         "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "REIT" means a real estate investment trust under Section 856 of the Code.

         "REIT Share" shall mean a share of common stock of PPI.

         "REIT Shares Amount" shall mean a number of REIT Shares equal to the product of the number of Common Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor; provided that in the event PPI issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights") then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

         "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

         "704(c) Value" of any Contributed Property means the value of such property as set forth in Exhibit D, or if no value is set forth in Exhibit D, the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the 704(c) Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Exhibit B hereof. Subject to Exhibit B hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

         "Series A Preferred Partnership Unit" means a Partnership Unit issued by the Partnership to PPI in consideration of the contribution by PPI to the Partnership of the entire net proceeds received by PPI from the issuance of the Series A Preferred Shares on October 1, 1996. The Series A Preferred Partnership Units constitute Preferred Partnership Units. The Series A Preferred Partnership Units have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are set forth in Exhibit F, attached hereto. Each Series A Preferred Partnership Unit shall be substantially the economic equivalent of a Series A Preferred Share. The Series A Preferred Partnership Units have been assigned by PPI to the Post Partners as of the Effective Date.

         "Series A Preferred Shares" means the 8 1/2% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share, having a liquidation preference equivalent to $50.00 per share, issued by PPI on October 1, 1996.

         "Series 1996A Common Partnership Units" means a Partnership Unit issued by the Partnership to John A. Williams and L. Barry Teague, as Additional Limited Partners, on October 15, 1996 pursuant to Section 14.2. The Series 1996A Common Partnership Units constitute Common Partnership Units. The Series 1996A Common Partnership Units have the same designation, preferences and relative, participating, optional and other special rights, powers and duties as all other Common Partnership Units outstanding as of October 15, 1996, with the exception that no Series 1996A Common Partnership Units may be redeemed pursuant to Section 8.6 hereof at any time prior to October 15, 1998.

         "Specified Redemption Date" means the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption; provided that with respect to any Series 1996A Common Partnership Unit, no Specified Redemption Date shall occur prior to October 15, 1998 (i.e., two years following the issuance of the Series 1996A Common Partnership Units); and provided further, that if PPI combines its outstanding REIT Shares, no specified Redemption Date shall occur after the record date and prior to the effective date of such combination.

         "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities, or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

         "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

         "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

         "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

         "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

         "Valuation Date" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

         "Value" means, with respect to a REIT Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by PPI; or (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by PPI, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by PPI acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the Value of such rights shall be determined by PPI acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.


                                   ARTICLE 2
                             ORGANIZATIONAL MATTERS

         Section 2.1      Organization

         The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in the Prior Agreement. The Partners hereby amend and restate the Prior Agreement in its entirety as of the Effective Date. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

         Section 2.2      Name

         The name of the Partnership is Post Apartment Homes, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

         Section 2.3      Registered Office and Agent; Principal Office

         The address of the registered office of the Partnership in the State of Georgia is located at 1201 Peachtree Street, N.E., Suite 1240, Atlanta, Georgia 30361, and the registered agent for service of process on the Partnership in the State of Georgia at such registered office is CT Corporation System. The principal office of the Partnership is located at Suite 2200, 3350 Cumberland Circle, N.W., Atlanta, Georgia 30339, and may be changed to such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Georgia as the General Partner deems advisable.

         Section 2.4      Power of Attorney

         A. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

              (1) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Georgia and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

         (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or the Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

         B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

         Section 2.5      Term

         The term of the Partnership commenced on May 14, 1993, the date the Certificate was filed in the office of the Secretary of State of Georgia in accordance with the Act and shall continue until

December 31, 2092, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.


                                   ARTICLE 3
                                    PURPOSE

         Section 3.1      Purpose and Business

         The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit PPI at all times to be classified as a REIT, unless PPI ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting PPI's right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that PPI's current status as a REIT inures to the benefit of all of the Partners and not solely the Post Partners, as wholly owned subsidiaries of PPI.

         Section 3.2      Powers

         The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner or PPI, in its sole and absolute discretion,
(i) could adversely affect the ability of PPI to continue to qualify as a REIT,
(ii) could subject PPI to any additional taxes under Section 857 or Section 4981 of the Code; or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over PPI or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner and PPI in writing.


                                   ARTICLE 4
                             CAPITAL CONTRIBUTIONS

         Section 4.1      Capital Contributions of the Partners

         Capital Contributions made by Partners at the time of and prior to the execution of this Agreement are set forth in Exhibit A to this Agreement. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become

Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement. Each Partner shall own Partnership Units in the amount set forth for such Partner in Exhibit A, as amended from time to time, and shall have a Percentage Interest in each class of Partnership Units determined as set forth herein, which Percentage Interest shall be adjusted from time to time by the General Partner to the extent necessary to reflect accurately redemptions, Capital Contributions, the issuance of additional Partnership Units (pursuant to any merger or otherwise), or similar events having an effect on a Partner's Percentage Interest. Except as provided in Sections 4.2, 10.5, and 13.3, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

         Section 4.2      Issuances of Additional Partnership Interests

         A. The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the Post Partners) or other Persons additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any of the Limited Partners, subject to Georgia law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership, provided that no such additional Partnership Units or other Partnership Interests shall be issued to PPI or any Post Partner unless either

              (a) (1) the additional Partnership Interests are issued in connection with an issuance of shares of PPI, which shares have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the Post Partners in accordance with this Section 4.2.A, and (2) PPI shall transfer to one or both of the Post Partners, by loan or capital contribution, an amount equal to the proceeds raised in connection with the issuance of such shares of PPI and, in turn, the applicable Post Partners shall make Capital Contributions to the Partnership in an aggregate amount equal to the amount transferred to them by PPI; or

              (b) the additional Partnership Interests are issued to all Partners holding Common Partnership Units in proportion to their respective Percentage Interests in Common Partnership Units.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the interest of PPI and the Partnership (for example, and not by way of limitation, the issuance of Partnership Units pursuant to an employee purchase plan providing for employee purchases of Partnership Units at a discount from fair market value or employee options that have an exercise price that is less than the fair market value of the Partnership Units, either at the time of issuance or at the time of exercise).

         B. PPI shall not issue any additional REIT Shares (other than REIT Shares issued pursuant to Section 8.6), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, "New Securities") other than to all holders of REIT Shares unless (i) the General Partner shall cause the Partnership to issue to the Post Partners Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities; and (ii) PPI transfers to one or both of the Post Partners, by loan or contribution, the proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities and the applicable Post Partners, in turn, contribute the amount so transferred to them to the Partnership. Without limiting the foregoing, PPI is expressly authorized to issue New Securities for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the Post Partners corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the interest of PPI and the Partnership (for example, and not by way of limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee stock purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise), and (y) PPI transfers all proceeds from such issuance and exercise to the Post Partners, whether by loan or capital contribution, and the Post Partners, in turn, contribute the amount so transferred to them to the Partnership.

         Section 4.3      Contribution of Proceeds of Issuance of REIT Shares

         In connection with the issuance of REIT Shares pursuant to Section 4.2, PPI shall transfer to one or both of the Post Partners any proceeds raised in connection with such issuance, by loan or capital contribution, and the applicable Post Partners, in turn, shall contribute the amount so transferred to them to the Partnership, provided that if the proceeds actually received by PPI are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then PPI shall be deemed to have transferred to the applicable Post Partners, by loan or capital contribution, and the applicable Post Partners shall be deemed in turn to have made Capital Contributions to the Partnership, in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have reimbursed the Post Partners pursuant to Section 7.4.C, and the Post Partners in turn shall be deemed to have reimbursed PPI, for the amount of such underwriter's discount or other expenses paid by PPI.

                                   ARTICLE 5
                                 DISTRIBUTIONS

         Section 5.1      Requirement and Characterization of Distributions

         The General Partner shall cause the Partnership to distribute quarterly an amount equal to 100% of Available Cash generated by the Partnership during such quarter to the Partners who are Partners on the Partnership Record Date with respect to such quarter in the following order of priority:

              (i) First, to the holders of the Preferred Partnership Units in such amount as is required for the Partnership to pay all distributions with respect to such Preferred Partnership Units due or payable in accordance with the instruments designating such Preferred Partnership Units through the last day of such quarter; such distributions shall be made to such Partners in such order of priority and with such preferences as have been established with respect to such Preferred Partnership Units as of the last day of such calendar quarter; and then

              (ii) To the holders of Common Partnership Units in proportion to their respective Percentage Interests held with respect to Common Partnership Units on such Partnership Record Date;

         provided that in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to a REIT Share for which such Partnership Unit has been redeemed or exchanged. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with PPI's qualification as a REIT, to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that PPI, the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated.

              Notwithstanding anything to the contrary contained herein, in no event shall any Partner receive a distribution of Available Cash with respect to any Common Partnership Unit with respect to any quarter until such time as the Partnership has distributed to the holders of the Preferred Partnership Units an amount sufficient to pay all distributions payable with respect to such Preferred Partnership Units through the last day of such quarter, in accordance with the instruments designating such Preferred Partnership Units.

         Section 5.2      Amounts Withheld

         All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

         Section 5.3      Distributions Upon Liquidation

         Proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Partners in accordance with
Section 13.2.

                                   ARTICLE 6
                                  ALLOCATIONS

         Section 6.1      Allocations For Capital Account Purposes

         For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

              A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Income shall be allocated in the following manner and order of priority:

              (1) To the General Partner until the cumulative allocations of Net Income under this Section 6.1.A.(1) equal the cumulative Net Losses allocated to the General Partner under
              Section 6.1.B.(5) hereof.

              (2) To those Partners who have received allocations of Net Loss under Section 6.1.B.(4) hereof until the cumulative allocations of Net Income under this Section 6.1.A.(2) equal such cumulative allocations of Net Loss (such allocation of Net Income to be in proportion to the cumulative allocations of Net Loss under such section to each such Partner).

              (3) To the Post Partners until the cumulative allocations of Net Income under this Section 6.1.A.(3) equal the cumulative allocations of Net Loss to the Post Partners under Section 6.1.B.(3) hereof (such allocation of Net Income to be in proportion to the cumulative allocations of Net Loss under such section to each such Partner).

              (4) To those Partners who have received allocations of Net Loss under Section 6.1.B.(2) hereof until the cumulative allocations of Net Income under this Section 6.1.A.(4) equal such cumulative allocations of Net Loss (such allocation of Net Income to be in proportion to the cumulative allocations of Net Loss under such section to each such Partner).

              (5) To the Partners until the cumulative allocations of Net Income under this Section 6.1.A.(5) equal the cumulative allocations of Net Loss to such Partners under Section 6.1.B.(1) hereof (such allocation of Net Income to be in proportion to the cumulative allocations of Net Loss under such section to each such Partner).

              (6) Any remaining Net Income shall be allocated to the Partners who hold Common Partnership Units in proportion to their respective Percentage Interests with respect to Common Partnership Units.

              B. Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Losses shall be allocated to the Partners as follows:

              (1) To the Partners who hold Common Partnership Units in accordance with their respective Percentage Interests held with respect to Common Partnership Units, except as otherwise provided in this Section 6.1.B.

              (2)         To the extent that an allocation of Net Loss under
              Section 6.1.B.(1) would cause a Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit of such Partner), such Net Loss shall instead be allocated to those Partners, if any, for whom such allocation of Net Loss would not cause or increase an Adjusted Capital Account Deficit. Solely for purposes of this Section 6.1.B.(2), the Adjusted Capital Account Deficit, in the case of the Post Partners, shall be determined without regard to the amount credited to the Post Partners' respective Capital Accounts for the aggregate Liquidation Preference Amount attributable to Preferred Partnership Units and without regard to any deemed deficit restoration obligation of the General Partner recognized under Regulations Section 1.704-1(b)(2)(ii)(c)(2); and in the case of a Principal or a Principal-Controlled Partnership, shall be determined without regard to such Partner's deficit Capital Account restoration obligation under Section 13.3.B hereof. The Net Loss allocated under this Section 6.1.B.(2) shall be allocated among the Partners who may receive such allocation in proportion to and to the extent of the respective amounts of Net Loss that could be allocated to such Partners without causing such Partners to have an Adjusted Capital Account Deficit.

              (3) Any remaining Net Loss that cannot be allocated under Sections 6.1.B.(1) and (2) hereof shall be allocated to the Post Partners in proportion to their respective Percentage Interests with respect to Preferred Partnership Units, to the extent that such allocation of Net Loss would not cause or increase an Adjusted Capital Account Deficit of the Post Partners determined, in the case of the General Partner, without regard to any deemed deficit restoration obligation of the General Partner recognized under Regulations Section 1.704-1(b)(2)(ii)(c)(2).

              (4) Any remaining Net Loss shall be allocated to the Principals and the Principal-Controlled Partnerships in accordance with their respective Percentage Interests in Common Partnership Units; provided that if, after the death of a Principal, the estate of such Principal or any Principal-Controlled Partnership with respect to such Principal elects pursuant to Section 13.3.C hereof to eliminate or reduce its deficit Capital Account restoration obligation under Section 13.3.B hereof, Net Losses shall not be allocated to such Partner to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or would increase any existing Adjusted Capital Account Deficit of such Partner) as of the end of such taxable year, and instead shall be allocated to those Principals and Principal- Controlled Partnerships as to whom the foregoing limitation does not apply.

              (5) Any remaining Net Loss shall be allocated to the General Partner.

              C. For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain, and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests in Common Partnership Units.

              D. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.


                                   ARTICLE 7
                     MANAGEMENT AND OPERATIONS OF BUSINESS

         Section 7.1      Management

         A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General

Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

              (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit PPI (so long as PPI qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to the Post Partners such that PPI can distribute to its shareholders amounts sufficient to permit PPI to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

              (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

              (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 7.3 hereof);

              (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of PPI, the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including without limitation Subsidiaries of the Partnership and/or PPI), the repayment of obligations of PPI, the Partnership, Subsidiaries of the Partnership and/or PPI and any other Person in which it has an equity investment, and the making of capital contributions to Subsidiaries of the Partnership and/or PPI;

              (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

              (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

              (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

              (8) holding, managing, investing and reinvesting cash and other assets of the Partnership;

              (9) the collection and receipt of revenues and income of the Partnership;

              (10) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership, any division of the Partnership, the General Partner or PPI (including, without limitation, employees having titles such as "president", "vice president", "secretary" and "treasurer" of the Partnership, any division of the Partnership, the General Partner or PPI), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, any division of the Partnership, the General Partner or PPI and the determination of their compensation and other terms of employment or hiring;

              (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

              (12) the formation of, or acquisition of, an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

              (13) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

              (14) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

              (15) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt;

              (16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

              (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

              (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person; and

              (19) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement.

         B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

         C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership; and (ii) liability insurance for the Indemnitees hereunder.

         D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain any and all reserves, working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

         E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

         Section 7.2      Certificate of Limited Partnership

         To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Georgia and each other state or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of
Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Georgia and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property.

         Section 7.3      Restrictions on General Partner's Authority

         A. The General Partner may not, without the written Consent of all of the Limited Partners, take any action in contravention of an express prohibition or limitation contained in this Agreement.

         B. Except as provided in Article 13 hereof, the General Partner may not sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) without the Consent of the Limited Partners holding a majority of the outstanding Common Partnership Units held by Limited Partners.

         Section 7.4      Reimbursement of the General Partner and PPI

         A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

         B. The General Partner and PPI shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses the General Partner and/or PPI incur relating to the ownership and operation of, or for the benefit of, the Partnership, provided that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner or PPI with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted in Section 7.5.A. The Limited Partners acknowledge that the sole business of the General Partner and PPI is the ownership of direct or indirect interests in and the direct or indirect operation of the Partnership and that all of the expenses of the General Partner and PPI are incurred for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement to the General Partner or PPI as a result of indemnification pursuant to Section 7.7 hereof.

         C. The General Partner and PPI shall also be reimbursed for all expenses they incur relating to the organization and/or reorganization of the Partnership and the General Partner, the public offering of REIT Shares by PPI, and any other issuance of additional Partnership Interests or REIT Shares pursuant to Section 4.2 hereof.

         D. In the event that the General Partner or PPI shall elect to purchase from the shareholders of PPI REIT Shares pursuant to any stock repurchase program or for the purpose of delivering such REIT Shares to satisfy an obligation under Section 8.6 of this Agreement, any dividend reinvestment program adopted by PPI, any employee stock purchase plan adopted by the General Partner or PPI or any other similar obligation or arrangement undertaken by the General Partner or PPI in the future, the purchase price paid by the General Partner or PPI for such REIT Shares and any other expenses incurred by the General Partner or PPI in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursed to the General Partner or PPI, as the case may be, subject to the conditions that, if such REIT Shares are sold by the General Partner or PPI, the General Partner shall contribute to the Partnership any proceeds received by the General Partner or PPI for such REIT Shares (provided that a transfer of REIT Shares for Partnership Units pursuant to Section 8.6 shall not be considered a sale for such purpose).

         Section 7.5 Outside Activities of the General Partner, Post LP Holdings and PPI

         A. The General Partner shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner, the management of the business of the Partnership and such activities as are incidental thereto. Post LP Holdings shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, organization and disposition of Partnership Interests as a Limited Partner, and such activities as are incidental thereto. PPI shall not directly or indirectly enter into or conduct any business other than in connection with the direct or indirect ownership of the stock and debt obligations of the General Partner and Post LP Holdings, making loans or contributions to the Post Partners or the Partnership, and such activities as are incidental thereto.
PPI and the Post Partners shall not incur any debts other than (i) debts for which the Partnership may be liable or for which the General Partner may be liable in its capacity as General Partner of the Partnership, (ii) any guaranty of any debt of the Partnership, or (iii) a debt incurred by PPI pursuant to
Article 5 of the Articles of Incorporation. The assets of the Post Partners shall be limited to Partnership Interests and the assets of PPI shall be limited to the direct and indirect ownership of the stock and debt obligations of the Post Partners. The Post Partners shall not own any assets other than Partnership Interests as a General Partner or Limited Partner, and other than such bank accounts or similar instruments or accounts as each deems necessary to carry out its responsibilities contemplated under this Agreement and the Articles of Incorporation. The Post Partners, any Affiliates of the Post Partners and PPI may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

         B. In the event PPI exercises its rights under Article 5 of the Articles of Incorporation to purchase REIT Shares, then the General Partner shall cause the Partnership to purchase from one or both of the Post Partners that number of Common Partnership Units equal to the product obtained by multiplying the number of REIT Shares to be purchased by PPI times the Conversion Factor on the same terms and for the same aggregate price that PPI purchased such REIT Shares. The applicable Post Partners shall then distribute such funds to PPI.

         C. The Post Partners shall not issue at any time any capital stock (whether voting or non-voting, common or preferred) or any evidence of indebtedness, except to PPI or any direct or indirect wholly owned subsidiary of PPI.

         Section 7.6      Contracts with Affiliates

         A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

         B. Except as provided in Section 7.5.A, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

         C. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith, in its sole and absolute discretion, to be fair and reasonable.

         D. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans, stock option plans and similar plans funded by the Partnership for the benefit of employees of the General Partner, PPI, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, PPI or any of the Partnership's Subsidiaries.

         E. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership, PPI and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

         Section 7.7      Indemnification

         A. The Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including without limitation attorney's fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, provided that the Partnership shall not indemnify an Indemnitee (i) for intentional misconduct or a knowing violation of the law, or (ii) for any transaction for which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject
to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7.A that the Partnership indemnify each Indemnitee to the fullest extent permitted under the Act. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an

Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this
Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds, including pursuant to Section 13.3.B, to enable the Partnership to fund its obligations under this Section 7.7.

         B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

         C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

         D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         E. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) such Indemnitee's intentional misconduct or knowing violation of the law, or (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law.

         F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

         G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         I. To the extent, but only to the extent, that this Section 7.7 is subject to the limitations on indemnification set forth in Official Code of Georgia Annotated Section 13-8-2(b), and indemnification of an Indemnitee pursuant to this Section 7.7 would under the circumstances violate the provisions of such statute (taking into account, among other things, the availability of insurance coverage and the intention of the Partnership to allocate to the Partnership rather than the Indemnitees the risks of insurable claims), this Section 7.7 shall not be construed as purporting to indemnify such Indemnitee against or to hold such Indemnitee harmless from liability for damages arising solely out of bodily injury to persons or damage to property resulting from the sole negligence of such Indemnitee.

         Section 7.8      Liability of the General Partner and PPI

         A. Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor PPI shall be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

         B. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, PPI and PPI's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that neither the General Partner nor PPI shall be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

         C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. Neither the General Partner nor PPI shall be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

         D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         Section 7.9      Other Matters Concerning the General Partner

         A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

         B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

         D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of PPI to continue to qualify as a REIT, or (ii) to avoid PPI incurring any taxes under
Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

         Section 7.10     Title to Partnership Assets

         Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General

Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

         Section 7.11     Reliance by Third Parties

         Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and
(iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.


                                   ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

         Section 8.1      Limitation of Liability

         The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

         Section 8.2      Management of Business

         No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

         Section 8.3      Outside Activities of Limited Partners

         Subject to any agreements entered into pursuant to Section 7.6.E hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner (other than any Post Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner (other than any Post Partner) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than PPI and the Post Partners to the extent expressly provided herein) and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

         Section 8.4      Return of Capital

         Except pursuant to the right of redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by Exhibit C hereof or as permitted by Section 4.2.A, or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

         Section 8.5      Rights of Limited Partners Relating to the Partnership

         A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense (including such copying and administrative charges as the General Partner may establish from time to time):

              (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by PPI pursuant to the Securities Exchange Act of 1934;

              (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

              (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner; and

              (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

         B. The Partnership shall notify any Limited Partner, on request, of the then current Conversion Factor or any change made to the Conversion Factor.

         C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business, or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

         Section 8.6      Redemption Right

         A. Subject to the provisions of this Section 8.6., each Limited Partner, other than any Post Partner, shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Redemption Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the redemption right (the "Redeeming Partner"). A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Limited Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid after the Specified Redemption Date. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Redemption Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

         B. Notwithstanding the provisions of Section 8.6.A, either of the General Partner or PPI may, in its sole and absolute discretion, assume directly and satisfy a Redemption Right by paying to the Redeeming Partner the Redemption Amount on the Specified Redemption Date, whereupon the General Partner or PPI, as the case may be, shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. In the event the General Partner or PPI shall exercise this right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership and, as the case may be, the General Partner or PPI shall treat the transaction between the General Partner or PPI, as the case may be, and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to the General Partner or PPI, as the case may be, for federal income tax purposes. Each Redeeming Partner agrees to execute such documents as the General Partner or PPI, as the case may be, may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

         C. Notwithstanding any other provision of this Section 8.6, a Partner shall not be entitled to exercise the Redemption Right pursuant to
Section 8.6.A if the delivery of REIT Shares to such Partner on the Specified Redemption Date would be prohibited under the Articles of Incorporation.

         D. Notwithstanding any other provision of this Section 8.6, no Partner shall be entitled to exercise the Redemption Right pursuant to Section 8.6.A with respect to any Preferred Partnership Unit unless the General Partner has expressly granted to such Partner in the instrument designating such Preferred Partnership Units (or series or class thereof), the right to redeem such Preferred Partnership Units pursuant to Section 8.6.A. Preferred Partnership Units shall be redeemed, if at all, only in accordance with such redemption rights or options as are set forth with respect to such Preferred Partnership Units (or class or series thereof) in the instruments designating such Preferred Partnership Units (or class or series thereof).

         E. No Series 1996A Common Partnership Unit may be redeemed pursuant to this Section 8.6 at any time prior to October 15, 1998, unless sooner permitted by the General Partner in its sole discretion.

                                   ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         Section 9.1      Records and Accounting

         The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate.

         Section 9.2      Fiscal Year

         The fiscal year of the Partnership shall be the calendar year.

         Section 9.3      Reports

         A. As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership or, if such statements are prepared solely on a consolidated basis with the General Partner and/or PPI, financial statements of the General Partner and/or PPI for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

         B. As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership or, if such statements are prepared solely on a consolidated basis with the General Partner and/or PPI, financial statements of the General Partner and/or PPI, as well as such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                                   ARTICLE 10
                                  TAX MATTERS

         Section 10.1     Preparation of Tax Returns

         The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

         Section 10.2     Tax Elections

         Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable Regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

         Section 10.3     Tax Matters Partner

         A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

         B.   The tax matters partner is authorized, but not required:

              (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner, or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as addressed in Section 6223(b)(2) of the Code);

              (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

              (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

              (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

              (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

              (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by law.

         The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

         C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

         Section 10.4     Organizational Expenses

         The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60)-month period as provided in Section 709 of the Code.

         Section 10.5     Withholding

         Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner, or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or
(ii) shall be treated as having  been distributed to such Limited Partner.
Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full; and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points or (b) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE 11
                           TRANSFERS AND WITHDRAWALS

         Section 11.1     Transfer

         A. The term "transfer," when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article 11 does not include any redemption of Partnership Units by a Limited Partner or acquisition of Partnership Units from a Limited Partner by the General Partner or PPI pursuant to Section 8.6.

         B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

         Section 11.2 Transfer of Post Partners' Partnership Interests or PPI's Ownership Interest

         A. No Post Partner may transfer any of its Partnership Interest or withdraw as General Partner or Limited Partner, as appropriate, except as provided in Section 11.2.B or in connection with a Transaction described in
Section 11.2.C. PPI shall not transfer any of its Ownership Interest except in connection with a Transaction described in Section 11.2.C.

         B.   Any Post Partner may transfer Partnership Interests held by it
(i) to the Partnership in accordance with Section 7.5.B hereof; (ii) to a purported holder of REIT Shares in accordance with the provisions of Article 5 of the Articles of Incorporation; or (iii) to PPI, to the other Post Partner or to any other direct or indirect wholly owned subsidiary of PPI.

         C. Except as otherwise provided in Section 11.2.D, PPI shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding REIT Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Conversion Factor") ("Transaction"), unless (i) the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership which has been approved by the requisite Consent of Partners pursuant to Section 7.3 and as a result of which all Limited Partners will receive for each Common Partnership Unit an amount of cash, securities or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share at any time during the period from and after the date on which the Transaction is consummated, provided that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent

(50%) of the outstanding REIT Shares, each holder of Common Partnership Units shall receive the greatest amount of cash, securities or other property which such holder would have received had it exercised the Redemption Right and received REIT Shares in exchange for its Common Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer; and (ii) no more than seventy-five percent (75%) of the equity securities of the acquiring Person in such Transaction shall be owned, after consummation of such Transaction, by PPI, the General Partner or Persons who are Affiliates of PPI, the Partnership or the General Partner immediately prior to the date on which the Transaction is consummated.

         D. Notwithstanding Section 11.2.C, any Post Partner or PPI may merge or combine with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than general or limited Partnership Units held by any Post Partner or PPI, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units (either directly by the Post Partners or indirectly by PPI to the Post Partners and then by the Post Partners to the Partnership). In addition, PPI may merge or combine with any Post Partner or any other direct or indirect wholly owned subsidiary of PPI, and any Post Partner may merge or combine with any other Post Partner or any direct or indirect wholly owned subsidiary of PPI and, if determined by the General Partner to be in the best interests of PPI and the Partnership, with the Partnership.

         Section 11.3     Limited Partners' Rights to Transfer

         A. Subject to the provisions of Section 11.3.F, no Limited Partner shall have the right to transfer all or any portion of his Partnership Interest, or any of such Limited Partner's rights as a Limited Partner, without the prior written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. Any purported transfer of a Partnership Interest by a Limited Partner in violation of this Section 11.3.A shall be void ab initio and shall not be given effect for any purpose by the Partnership.

         B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

         C. The General Partner may prohibit any transfer otherwise permitted under Section 11.3.F by a Limited Partner of his Partnership Units (i) if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal, state or foreign securities laws or regulations applicable to the Partnership or the Partnership Units, or (ii) if the transferring Limited Partner fails or is unable to obtain and deliver to the Partnership a legal opinion, from counsel acceptable to the General Partner, addressed to the Partnership and the General Partner, that such registration is not required in connection with such transfer and that such transfer does not violate any federal, state or foreign securities laws or regulations applicable to the Partnership or the Partnership Units.

         D. No transfer by a Limited Partner of his Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704(b) of the Code.

         E. No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion.

         F. Notwithstanding the provisions of Section 11.3.A (but subject to the provisions of Sections 11.3.C, 11.3.D, and 11.3.E), a Limited Partner may transfer, with or without the consent of the General Partner, all or a portion of his Partnership Units to (i) a member of his Immediate Family, or a trust for the benefit of a member of his Immediate Family, in a donative transfer that does not involve the receipt of any consideration (but not by inheritance so long as the transferee at the death of such Limited Partner would have a basis for federal income tax purposes in such Partnership Units equal to their fair value at the time of such Limited Partner's death); or (ii) an organization that qualifies under Section 501(c)(3) of the Code and that is not a private foundation within the meaning of Section 509(a) of the Code; provided that in the case of either (i) or (ii) above, such transferee shall constitute an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

         G. The transfer of any Limited Partner Interest by Post LP Holdings or any other Post Partner shall be governed by Section 11.2 hereof rather than this Section 11.3.

         Section 11.4     Substituted Limited Partners

         A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

         B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

         C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

         Section 11.5     Assignees

         If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive, distributions from the Partnership and the share of Net Income, Net Losses, Recapture Income and any other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

         Section 11.6     General Provisions

         A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article 11 or pursuant to redemption of all of its Partnership Units under Section 8.6.

         B. Any Limited Partner who shall transfer all of his Partnership Units in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substituted Limited Partners. Similarly, any Limited Partner who shall transfer all of his Partnership Units pursuant to a redemption of all of his Partnership Units under Section 8.6 shall cease to be a Limited Partner.

         C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

         D. If any Partnership Unit is transferred or assigned in compliance with the provisions of this Article 11, or redeemed or transferred pursuant to
Section 8.6, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which a transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a transfer or a redemption occurs shall be allocated to the transferor Partner or the Redeeming Partner, as the case may be. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.


                                   ARTICLE 12
                             ADMISSION OF PARTNERS

         Section 12.1     Admission of Successor General Partner

         A successor to all of the General Partner Interest pursuant to Section
11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D hereof.

         Section 12.2     Admission of Additional Limited Partners

         A. After the admission to the Partnership of the initial Limited Partners on the date of the closing of the IPO, a Person who made or makes a Capital Contribution to the Partnership in accordance with this Agreement or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, and
(ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

         B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

         C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

         D. Pursuant to the Second Amendment to the First Amended and Restated Partnership Agreement of Post Apartment Homes, L.P., dated October 15, 1996 (the "Second Amendment") the Series 1996A Common Partnership Units (consisting of 138,150 Common Partnership Units) were issued to John A. Williams and L. Barry Teague in connection with the Partnership's exercise of an option to acquire real property owned by a partnership of which Messrs. Williams and Teague were the sole partners. Such option was exercised, and such Partnership Units were issued, with the approval of a majority of the disinterested directors of PPI. Such Partnership Units were issued pursuant to
Section 4.2.A hereof, and are reflected on Exhibit A hereto.

         Section 12.3 Amendment of Agreement and Certificate of Limited Partnership

         For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to
Section 2.4 hereof.

         Section 12.4.    Acknowledgment of and Consent to Certain
Transactions.

         On or about the Effective Date, the following transactions have occurred:

         (1) PPI has organized Post GP Holdings as a wholly-owned subsidiary of PPI.

         (2) PPI has organized Post Merger Sub as a wholly-owned subsidiary of PPI.

         (3) PPI has transferred to Post GP Holdings the General Partner Interest, consisting of one percent (1%) of the aggregate Common Partnership Units outstanding immediately prior to the Effective Date.

         (4) PPI has transferred to Post Merger Sub all Partnership Units (common and preferred), other than the General Partner Interest, held by PPI immediately prior to the Effective Date, and Post Merger Sub has been admitted to the Partnership as a substituted Limited Partner in the Partnership in place of PPI.

         (5) Post GP Holdings has assumed and agreed to undertake, and does hereby assume and agree to undertake, PPI's rights, duties and responsibilities as General Partner hereunder, and PPI has withdrawn from the Partnership as both the General Partner and Limited Partner, such that PPI is no longer a Partner in the Partnership. Post GP Holdings has been and is hereby admitted to the Partnership as substitute General Partner of the Partnership.

         (6) Pursuant to an Agreement and Plan of Merger, dated as of August 1, 1997, among PPI, Columbus Realty Trust ("Columbus") and Post Merger Sub, Columbus has merged with and into Post Merger Sub, with Post Merger Sub being the surviving corporation of the merger (the "Columbus Merger").

         (7) PPI has organized Post LP Holdings as a wholly-owned subsidiary of PPI.

         (8) PPI has contributed one hundred percent (100%) of the capital stock of Post Merger Sub to Post LP Holdings. As a result of such contribution, Post Merger Sub became a wholly-owned, indirect subsidiary of PPI.

         (9) PPI and Post LP Holdings have caused Post Merger Sub to be merged with and into the Partnership, with the Partnership being the surviving limited partnership (the "Second Merger"). As a result of the Second Merger, the Partnership has acquired all Partnership Units previously held by Post Merger Sub and all assets of Post Merger Sub acquired from Columbus in the Columbus Merger.

       (10) As consideration for the Second Merger, the Partnership has issued to Post LP Holdings, a number of Partnership Units equal to the sum of (a) all Partnership Units previously held by Post Merger Sub, as described above, consisting of the number of Common Partnership Units and Series A Partnership Units acquired by the Partnership from Post Merger Sub in the Second Merger, plus (b) an additional number of Common Partnership Units equal to the sum of (x) the aggregate number of REIT Shares issued to Shareholders of Columbus in the Columbus Merger, plus (y) the aggregate number of fractional REIT Shares (rounded to the nearest whole number) in respect to which PPI paid cash to Columbus shareholders in the Columbus Merger. Such Partnership

              Units so issued by the Partnership to Post LP Holdings as a result of the Second Merger are reflected on Exhibit A.

       (11) The General Partner, on behalf of the Partnership, has admitted and does hereby admit Post LP Holdings to the Partnership as a substituted Limited Partner, subject to the provisions of this Agreement applicable to Post LP Holdings.

 The Partners hereby consent to each of the foregoing transactions.

                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION



         Section 13.1     Dissolution

         The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

         A.   the expiration of its term as provided in Section 2.5 hereof;

         B. an event of withdrawal of the General Partner, as defined in the Act (other than an event described in Sections 14-9-602(a)(4) and 14-9-602(a)(5) of the Act), unless, within ninety (90) days after the withdrawal all the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

         C. from and after the date of this Agreement through December 31, 2013, an election to dissolve the Partnership made by the General Partner, unless any Original Limited Partner who holds one or more Original Limited Partnership Units objects in writing to such dissolution within thirty (30) days of receiving written notice of such election from the General Partner;

         D. from and after January 1, 2014 through December 31, 2043, an election to dissolve the Partnership made by the General Partner, unless Original Limited Partners holding at least five percent (5%) of the Original Limited Partnership Units object in writing to such dissolution within thirty
(30) days of receiving written notice of such election from the General
Partner;

         E. on or after January 1, 2044, an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

         F. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

         G. the sale of all or substantially all of the assets and properties of the Partnership; or

         H. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

         Section 13.2     Winding Up

         A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

              (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

              (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Post Partners;

              (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the other Partners;

              (4) The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

         B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the

Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

              (1) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

              (2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

         Section 13.3     Negative Capital Accounts

         A. Except as provided in this Section 13.3, no Partner, General or Limited, shall be liable to the Partnership or to any other Partner for any negative balance outstanding in each such Partner's Capital Account, whether such negative Capital Account results from the allocation of Net Losses or other items of deduction and loss to such Partner or from distributions to such Partner.

         B. Subject to Section 13.3.C, if a Principal or a Principal-Controlled Partnership, on the date of the "liquidation" of his respective interest in the Partnership (within the meaning of Regulations
Section 1.704- 1(b)(2)(ii)(g)), has a negative balance in his Capital Account, then such

Partner shall contribute in cash to the capital of the Partnership the amount required to increase his Capital Account as of such date to zero. Any such contribution required of a Partner hereunder shall be made on or before the later of (i) the end of the Partnership Year in which the interest of such Partner is liquidated; or (ii) the ninetieth (90th) day following the date of such liquidation. Notwithstanding any provision hereof to the contrary, all amounts so contributed by a Partner to the capital of the Partnership shall, upon the liquidation of the Partnership under this Article 13, be first paid to any then creditors of the Partnership, and any remaining amount shall be distributed to the other Partners, if any, then having positive balances in their respective Capital Accounts in proportion to such positive balances.

         C. After the death of a Principal, the executor of the estate of such Principal may elect to reduce (or eliminate) the deficit Capital Account restoration obligation of such Principal pursuant to Section 13.3.B. Such election may be made by such executor by delivering to the General Partner within two hundred seventy (270) days of the death of such Principal a written notice setting forth the maximum deficit balance in his Capital Account that such executor agrees to restore under Section 13.3.B, if any. If such executor does not make a timely election pursuant to this Section 13.3.C (whether or not the balance in his Capital Account is negative at such time), then such Principal's estate (and the beneficiaries thereof who receive distribution of Partnership Units therefrom) shall be deemed to have a deficit Capital Account restoration obligation as set forth pursuant to the terms of Section 13.3.B. Any Principal- Controlled Partnership may likewise elect, after the death of its respective Principal, to reduce (or eliminate) its deficit Capital Account restoration obligation pursuant to Section 13.3.B by delivering a similar written notice to the General Partner within the time period specified herein. Any Principal-Controlled Partnership that does not make any such timely election shall similarly be deemed to have a deficit Capital Account restoration obligation as set forth pursuant to the terms of Section 13.3.B.

         Section 13.4     Deemed Distribution and Recontribution

         Notwithstanding any other provision of this Article 13, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Partnership shall be deemed to have distributed the property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

         Section 13.5     Rights of Limited Partners

         Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions, or allocations.

         Section 13.6     Notice of Dissolution

         In the event a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

         Section 13.7 Termination of Partnership and Cancellation of Certificate of Limited Partnership

         Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Georgia shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

         Section 13.8     Reasonable Time for Winding-Up

         A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

         Section 13.9     Waiver of Partition

         Each Partner hereby waives any right to partition of the Partnership property.


                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

         Section 14.1     Amendments

         A. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of the Partners holding a majority of the Percentage Interests of the Limited Partners with respect to Common Partnership Units (including Limited Partner Interests held by any Post Partner). [If the General Partner holds less than one percent (1%) of the Common Partnership Units outstanding as of the date any Consent is sought pursuant to the immediately preceding sentence, then solely for the purposes of such Consent the number of Common Partnership Units held by the Post Partners as Limited Partner Interests shall be reduced by the number of Common Partnership Units that, if added to the Common Partnership Units then held by the General Partner, would cause the General Partner to hold one percent (1%) of the outstanding Common Partnership Units; the purpose of this sentence being to avoid dilution of the Consent rights of Limited Partners other than the Post Partners as compared to the Consent rights of such Limited Partners under the Prior Agreement, which required the General Partner to maintain one percent (1%) of the Partnership Units as the General Partner Interest.]

         B. Notwithstanding Section 14.1.A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

              (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

              (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

              (3) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to
                          Section 4.2.A hereof;

              (4) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

              (5) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1.B is taken.

         C. Notwithstanding Sections 14.1.A and 14.1.B hereof, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner interest, (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5, or the allocations specified in Article 6, in a manner adverse to such Partner (except as permitted pursuant to Section 4.2 and Section 14.1.B(3) hereof), (iv) alter or modify the Redemption Right and REIT Shares Amount as set forth in Sections
8.6 and 11.2.B, and related definitions hereof, in a manner adverse to such Partner, (v) cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 13.1, or (vi) amend this Section 14.1.C. Further, no amendment may alter the restrictions on the General Partner's authority set forth in Section 7.3 without the Consent specified in that section.

         D. Notwithstanding Section 14.1.A hereof, the General Partner shall not amend Sections 4.2.A, 7.5, 7.6, 11.2 or 14.2 without the Consent of the Partners holding a majority of the Percentage Interests held by the Limited Partners with respect to Common Partnership Units (excluding Limited Partner Interests held by any Post Partner).

         Section 14.2     Meetings of the Partners

         A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held with respect to Common Partnership Units. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1 hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held with respect to Common Partnership Units shall control.

         B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners held with respect to Common Partnership Units (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the

Percentage Interests of the Partners held with respect to Common Partnership Units (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

         C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

         D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in his sole discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the shareholders of PPI and may be held at the same time, and as part of, meetings of the shareholders of PPI.


                                   ARTICLE 15
                               GENERAL PROVISIONS

         Section 15.1     Addresses and Notice

         Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

         Section 15.2     Titles and Captions

         All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         Section 15.3     Pronouns and Plurals

         Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         Section 15.4     Further Action

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         Section 15.5     Binding Effect

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         Section 15.6     Waiver

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         Section 15.7     Counterparts

         This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

         Section 15.8     Applicable Law

         This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Georgia, without regard to the principles of conflicts of law.

         Section 15.9     Invalidity of Provisions

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         Section 15.10    Entire Agreement

         This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes the Prior Agreement and any other prior written or oral understandings or agreements among them with respect thereto.

         Section 15.11    Guaranty by PPI

         PPI unconditionally and irrevocably guarantees to the Limited Partners the performance by the Post Partners of the Post Partners' respective obligations under this Agreement. This guarantee is exclusively for the benefit of the Limited Partners and shall not extend to the benefit of any creditor of the Partnership.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first written above.

                                GENERAL PARTNER:

                                POST GP HOLDINGS, INC.


                                By: /s/ John T. Glover
                                   ----------------------------------
                                   John T. Glover
                                   President

                                      [CORPORATE SEAL]



                                LIMITED PARTNERS:

                                POST LP HOLDINGS, INC.:



                                By: /s/ John T. Glover
                                   ----------------------------------
                                   John T. Glover
                                   President

                                      [CORPORATE SEAL]

                                Each of the Limited Partners listed on Exhibit A (other than Post LP Holdings, Inc.)

                                By:  POST PROPERTIES, INC.,
                                       as attorney-in-fact


                                By: /s/ John A. Williams             (SEAL)
                                   ----------------------------------
                                   John A. Williams
                                   Chairman

Post Properties, Inc. has executed and delivered this Agreement solely for the purposes of agreeing to the provisions of this Agreement applicable to it, including without limitation Section 15.11 hereof. Neither this execution by Post Properties, Inc. nor anything contained herein constitute or shall be deemed to constitute Post Properties, Inc. as a partner in the Partnership.

                                          POST PROPERTIES, INC.


                                          By /s/ John A. Williams
                                             ---------------------
                                             John A. Williams
                                             Chairman

                                   EXHIBIT A
                          PARTNERS, CONTRIBUTIONS AND
                             PARTNERSHIP INTERESTS

                       [AWAITING CONFIRMATION FROM POST.]

                                                         Agreed Value of
              Name and Address              Cash           Contributed          Total           Partnership           Date of
                 of Partner             Contribution        Property         Contribution          Units          Contribution(s)
         General Partner

         Post GP Holdings, Inc.
         Suite 2200
         3350 Cumberland Circle
         Atlanta, Georgia 30309


         Limited Partners
         Post LP Holdings, Inc.


         Additional Limited
         Partners





                                   EXHIBIT A
                                (Page 1 of ___)

                                   EXHIBIT B
                          CAPITAL ACCOUNT MAINTENANCE

1.               Capital Accounts of the Partners

                 A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations
                                  Section 1.704-1(b)(2)(iv).  Such Capital
                                  Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement, and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.A of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and
                                  (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.B of the Agreement and Exhibit C hereof.

                 B.                For purposes of computing the amount of any
                                  item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with
                                  Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
                                  Section 703(a)(1) of the Code shall be
                                  included in taxable income or loss), with the following adjustments:

                                  (1)              Except as otherwise provided
                                                  in Regulations Section
                                                  1.704(b)(2)(iv)(m), the
                                                  computation of all items of
                                                  income, gain, loss and
                                                  deduction shall be made
                                                  without regard to any
                                                  election under Section 754 of
                                                  the Code which may be made by
                                                  the Partnership, provided
                                                  that the amounts of any
                                                  adjustments to the adjusted
                                                  bases of the assets of the
                                                  Partnership made pursuant to
                                                  Section 734 of the Code as a
                                                  result of the distribution of
                                                  property by the Partnership
                                                  to a Partner (to the extent
                                                  that such adjustments have
                                                  not previously been reflected
                                                  in the Partners' Capital
                                                  Accounts) shall be reflected
                                                  in the Capital Accounts of
                                                  the Partners in the manner
                                                  and subject to the
                                                  limitations prescribed in
                                                  Regulations Section
                                                  1.704-1(b)(2)(iv)(m)(4).

                                  (2)              The computation of all items
                                                  of income, gain, loss and
                                                  deduction shall be made
                                                  without regard to the fact
                                                  that items described in
                                                  Sections 705(a)(1)(B) or
                                                  705(a)(2)(B) of the Code are
                                                  not includable in gross





                                   EXHIBIT B
                                 (Page 1 of 4)
                                                  income or are neither
                                                  currently deductible nor
                                                  capitalized for federal income
                                                  tax purposes.

                                  (3)             Any income, gain or loss
                                                  attributable to the taxable
                                                  disposition of any
                                                  Partnership property shall be
                                                  determined as if the adjusted
                                                  basis of such property as of
                                                  such date of disposition were
                                                  equal in amount to the
                                                  Partnership's Carrying Value
                                                  with respect to such property
                                                  as of such date.

                                  (4)              In lieu of the depreciation,
                                                  amortization and other cash
                                                  recovery deductions taken
                                                  into account in computing
                                                  such taxable income or loss,
                                                  there shall be taken into
                                                  account Depreciation for such
                                                  fiscal year.

                                  (5)              In the event the Carrying
                                                  Value of any Partnership
                                                  Asset is adjusted pursuant to
                                                  Section 1.D hereof, the
                                                  amount of any such adjustment
                                                  shall be taken into account
                                                  as gain or loss from the
                                                  disposition of such asset.

                                  (6)              Any items specially
                                                  allocated under Section 2 of
                                                  Exhibit C hereof shall not be
                                                  taken into account.

                 C. Generally, a transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed, solely for federal income tax purposes, to have been distributed in liquidation of the Partnership to the holders of Partnership Units (including such transferee) and recontributed by such Persons in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 1.D.(2) hereof. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Exhibit B.

                 D.               (1)      Consistent with the provisions of
                                           Regulations Section
                                           1.704-1(b)(2)(iv)(f), and as
                                           provided in Section 1.D.(2), the
                                           Carrying Values of all Partnership
                                           assets shall be adjusted upward or
                                           downward to reflect any Unrealized
                                           Gain or Unrealized Loss attributable
                                           to such Partnership property, as of
                                           the times of the adjustments
                                           provided in Section 1.D.(2) hereof,
                                           as if such Unrealized Gain or
                                           Unrealized Loss had been recognized
                                           on an actual sale of each such
                                           property and allocated pursuant to
                                           Section 6.1 of the Agreement.

                                  (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the
                                           Partnership by any new or existing
                                           Partner in exchange for more than a
                                           de minimis Capital





                                   EXHIBIT B
                                 (Page 2 of 4)

                                           Contribution; (b) immediately prior
                                           to the distribution by the
                                           Partnership to a Partner of more than
                                           a de minimis amount of property as
                                           consideration for an interest in the
                                           Partnership; and (c) immediately
                                           prior to the liquidation of the
                                           Partnership within the meaning of
                                           Regulations Section 1.704-
                                           1(b)(2)(ii)(g), provided, however,
                                           that adjustments pursuant to clauses
                                           (a) and (b) above shall be made only
                                           if the General Partner determines
                                           that such adjustments are necessary
                                           or appropriate to reflect the
                                           relative economic interests of the
                                           Partners in the Partnership.

                                  (3)      In accordance with Regulations
                                           Section 1.704-1(b)(2)(iv)(e) the
                                           Carrying Value of Partnership assets
                                           distributed in kind shall be
                                           adjusted upward or downward to
                                           reflect any Unrealized Gain or
                                           Unrealized Loss attributable to such
                                           Partnership property, as of the time
                                           any such asset is distributed.

                                  (4)      In determining Unrealized Gain or
                                           Unrealized Loss for purposes of this
                                           Exhibit B, the aggregate cash amount
                                           and fair market value of all
                                           Partnership assets (including cash
                                           or cash equivalents) shall be
                                           determined by the General Partner
                                           using such reasonable method of
                                           valuation as it may adopt, or in the
                                           case of a liquidating distribution
                                           pursuant to Article 13 of the
                                           Agreement, be determined and
                                           allocated by the Liquidator using
                                           such reasonable methods of valuation
                                           as it may adopt.  The General
                                           Partner, or the Liquidator, as the
                                           case may be, shall allocate such
                                           aggregate value among the assets of
                                           the Partnership (in such manner as
                                           it determines in its sole and
                                           absolute discretion to arrive at a
                                           fair market value for individual
                                           properties).

                 E. The provisions of this Agreement (including this Exhibit B and the other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners), are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of the Agreement upon the dissolution of the Partnership. The General Partner also shall
                                  (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and
                                  (ii) make any appropriate





                                   EXHIBIT B
                                 (Page 3 of 4)
                                  modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-(b).

2.               No Interest

         No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

3.               No Withdrawal

         No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 7 and 13 hereof.





                                   EXHIBIT B
                                 (Page 4 of 4)

                                   EXHIBIT C
                            SPECIAL ALLOCATION RULES



1.       Special Allocation Rules

         Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

         A.      Minimum Gain Chargeback.  Notwithstanding the provisions of
Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership gross income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

         B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of the Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations
Section 1.704-2(i)(5), shall be specially allocated items of Partnership gross income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This
Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit C with respect to such Partnership Year, other than allocations pursuant to Section 1.A hereof.





                                   EXHIBIT C
                                 (Page 1 of 4)

         C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704- 1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership gross income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

         D. Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests in Common Partnership Units. If the General Partner determines in its good faith discretion that Nonrecourse Deductions for any Partnership Year must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which does satisfy such requirements.

         E. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

         F. Priority Allocation With Respect To Preferred Partnership Units. All or a portion of the remaining items of Partnership gross income or gain for the Partnership Year, if any, shall be specially allocated to the Post Partners in an amount equal to the excess, if any, of the cumulative distributions received by each Post Partner pursuant to Section 5.1(i) hereof for the current Partnership Year and all prior Partnership Years (other than any distributions that are treated as being in satisfaction of the Liquidation Preference Amount for any Preferred Partnership Units) over the cumulative allocations of Partnership gross income and gain to such Post Partner under this Section 1.F for all prior Partnership Years (such allocations being made in proportion to the respective excess amounts for each Post Partner).

         G. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.





                                   EXHIBIT C
                                 (Page 2 of 4)

2.       Allocations for Tax Purposes

         A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

         B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

                 (1) In the case of a Contributed Property, such items attributable thereto shall be allocated

                                  a.       among the Partners consistent with
                                           the principles of Section 704(c) of
                                           the Code that takes into account the
                                           variation between the 704(c) Value
                                           of such property and its adjusted
                                           basis at the time of contribution;
                                           and

                                  b.       any item of Residual Gain or
                                           Residual Loss attributable to a
                                           Contributed Property shall be
                                           allocated among the Partners in the
                                           same manner as its correlative item
                                           of "book" gain or loss is allocated
                                           pursuant to Section 6.1 of the
                                           Agreement and Section 1 of this
                                           Exhibit C.

                 (2) In the case of an Adjusted Property, such items attributable thereto shall be allocated,

                                  a.       first, among the Partners in a
                                           manner consistent with the
                                           principles of Section 704(c) of the
                                           Code to take into account the
                                           Unrealized Gain or Unrealized Loss
                                           attributable to such property and
                                           the allocations thereof pursuant to
                                           Exhibit B;

                                  b.       second, in the event such property
                                           was originally a Contributed
                                           Property, among the Partners in a
                                           manner consistent with Section
                                           2.B.(1) of this Exhibit C; and

                                  c.       any item of Residual Gain or
                                           Residual Loss attributable to an
                                           Adjusted Property shall be allocated
                                           among the Partners in the same
                                           manner as its correlative item of
                                           "book" gain or loss is allocated





                                   EXHIBIT C
                                 (Page 3 of 4)
                                  pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                 (3) All other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

         C. To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a partnership to utilize alternative methods to eliminate the disparities between the agreed value of property and its adjusted basis (including, without limitation, the implementation of curative allocations), the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

         Without limiting the foregoing, the General Partner shall take all steps (including, without limitation, implementing curative allocations) that it determines are necessary or appropriate to ensure that the amount of taxable gain required to be recognized by the General Partner upon a disposition by the Partnership of any Contributed Property or Adjusted Property does not exceed the sum of (i) the gain that would be recognized by the General Partner if such Property had an adjusted tax basis at the time of disposition equal to the 704(c) Value of such property; plus (ii) the deductions for depreciation, amortization or other cost recovery actually allowed to the General Partner with respect to such property for federal income tax purposes (after giving effect to the "ceiling rule").





                                   EXHIBIT C
                                 (Page 4 of 4)

                                   EXHIBIT D
                         VALUE OF CONTRIBUTED PROPERTY


Underlying Property                           704(c) Value                   Agreed Value
-------------------                           ------------                   ------------





                                   EXHIBIT D
                                 (Page 1 of 1)

                                   EXHIBIT E
                              NOTICE OF REDEMPTION

         The undersigned Limited Partner hereby irrevocably (i) redeems __________ Partnership Units in Post Apartment Homes, L.P. in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of Post Apartment Homes, L.P., as amended, and the Redemption Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, certifies and agrees (a) that the undersigned has good, marketable and unencumbered title to such Partnership Units, free and clear of the rights or interests of any other person or entity, (b) that the undersigned has the full right, power and authority to redeem and surrender such Partnership Units as provided herein, (c) that the undersigned has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve such redemption and surrender, (d) that, if REIT Shares are to be delivered, the undersigned is acquiring such REIT Shares for his own account, for investment and without a view to engaging in any resale or distribution thereof, except such as may occur pursuant to the registration statement required to be filed by the Company pursuant to a Registration Rights and Lock-Up Agreement to which the undersigned and the General Partner are parties,
(e) that, if REIT Shares are to be delivered, such REIT Shares may not be transferred by the undersigned except in transactions pursuant to such registration statement or that are exempt from the registration requirements of the Securities Act of 1933 and all applicable state and foreign securities laws and (f) that, if REIT Shares are to be delivered, the Company may refuse to transfer such REIT Shares as to which evidence satisfactory to it of such registration or exemptions is not provided to it.

Dated:
       -------------

         Name of Limited Partner:

                                           -----------------------------
                                           (Signature of Limited Partner)

                                           -----------------------------
                                           (Street Address)

                                           -----------------------------
                                           (City)  (State) (Zip Code)

                          Signature Guaranteed by:

                                           -----------------------------

IF REIT SHARES ARE TO BE ISSUED, ISSUE TO:

Please insert social security or identifying number:





                                   EXHIBIT E
                                 (Page 1 of 1)

                                   EXHIBIT F
         DESIGNATION OF THE VOTING POWERS, DESIGNATION, PREFERENCES AND
         RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND
                  QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS
                                     OF THE
                      SERIES A PREFERRED PARTNERSHIP UNITS


The following are the terms of the Series A Preferred Partnership Units established pursuant to this Amendment:

1.       Number

         The maximum number of authorized Series A Preferred Partnership Units shall be 1,150,000.

2.       Relative Seniority

         In respect of rights to receive quarterly distributions and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Partnership, the Series A Preferred Partnership Units shall rank senior to the Common Partnership Units and any other class or series of Partnership Units of the Partnership ranking, as to quarterly distributions and upon liquidation, junior to the Series A Preferred Partnership Units (collectively, "Junior Partnership Units").

3.       Quarterly Distributions

         A. The Post Partners, in their capacity as the holders of the then outstanding Series A Preferred Partnership Units, shall be entitled to receive, when and as declared by the General Partner out of any funds legally available therefor, cumulative quarterly distributions at the rate of $4.25 per Series A Preferred Partnership Unit per year, payable in equal amounts of $1.0625 per unit quarterly in cash on the last day of each March, June, September, and December or, if not a Business Day (as hereinafter defined), the next succeeding Business Day beginning on December 31, 1996 (each such day being hereafter called a "Quarterly Distribution Date" and each period ending on a Quarterly Distribution Date being hereinafter called a "Distribution Period"). Quarterly distributions on each Series A Preferred Partnership Unit shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) quarterly distributions on such Series A Preferred Partnership Units are earned or declared; or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of quarterly distributions. Quarterly distributions paid on the Series A Preferred Partnership Units in an amount less than the total amount of such quarterly distributions at the time accrued and payable on such Partnership Units shall be allocated pro rata on a per unit basis among all such Series A Preferred Partnership Units at the time outstanding.





                                   EXHIBIT E
                                 (Page 1 of 4)

         "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

         B. The amount of any quarterly distributions accrued on any Series A Preferred Partnership Units at any Quarterly Distribution Date shall be the amount of any unpaid quarterly distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of quarterly distributions accrued on any Series A Preferred Partnership Units at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid quarterly distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $4.25 per unit for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

         C. Except as provided herein, the Series A Preferred Partnership Units shall not be entitled to participate in the earnings or assets of the Partnership, and no interest, or sum of money in lieu of interest, shall be payable in respect of any distribution or distributions on the Series A Preferred Partnership Units which may be in arrears.

         D. Any distribution made on the Series A Preferred Partnership Units shall be first credited against the earliest accrued but unpaid quarterly distribution due with respect to such Partnership Units which remains payable.

         E. No quarterly distributions on the Series A Preferred Partnership Units shall be authorized by the General Partner or be paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of PPI, the General Partner or the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or
prohibited by law.   Notwithstanding the foregoing, quarterly distributions on
the Series A Preferred Partnership Units will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such quarterly distributions and whether or not such quarterly distributions are authorized.

4.       Liquidation Rights

         A. Upon the voluntary or involuntary dissolution, liquidation or winding up of the Partnership, the Post Partners, in their capacity as the holders of the Series A Preferred Partnership Units then outstanding, shall be entitled to receive and to be paid out of the assets of the Partnership available for distribution to its partners, before any payment or distribution shall be made on any Junior Partnership Units, the amount of $50.00 per Series A Preferred Partnership Unit, plus accrued and unpaid quarterly distributions thereon.





                                   EXHIBIT F
                                 (Page 2 of 4)

         B. After the payment to the holders of the Series A Preferred Partnership Units of the full preferential amounts provided for herein, the Post Partners, in their capacity as the holders of the Series A Preferred Partnership Units as such, shall have no right or claim to any of the remaining assets of the Partnership.

         C. If, upon any voluntary or involuntary dissolution, liquidation, or winding upon of the Partnership, the amounts payable with respect to the preference value of the Series A Preferred Partnership Units and any other Preferred Partnership Units of the Partnership ranking as to any such distribution on a parity with the Series A Preferred Partnership Units are not paid in full, the holders of the Series A Preferred Partnership Units and of such other Preferred Partnership Units will share ratably in any such distribution of assets of the Partnership in proportion to the full respective preference amounts to which they are entitled.

         D. Neither the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, nor the merger or consolidation of the Partnership into or with any other entity or the merger or consolidation of any other entity into or with the Partnership, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes hereof.

5.       Redemption

         A. Optional Redemption. On and after October 1, 2026, the General Partner may, at its option, cause the Partnership to redeem at any time all or, from time to time, part of the Series A Preferred Partnership Units at a price per unit (the " Redemption Price"), payable in cash, of $50, together with all accrued and unpaid distributions to the and including the date fixed for redemption (the "Redemption Date"). The Series A Preferred Partnership Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

         B.      Procedures of Redemption.

                 (1) At any time that PPI exercises its right to redeem all or any of the Series A Preferred Shares, the General Partner shall exercise its right to cause the Partnership to redeem an equal number of Series A Preferred Partnership Units in the manner set forth herein.

                 (2) No Series A Preferred Partnership Units may be redeemed except from proceeds from the sale of capital stock of PPI, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into the exchangeable for equity securities) or options to purchase any of the foregoing. The proceeds of such sale of capital stock of PPI shall be conveyed by PPI to the Post Partners, by contribution or loan, and thereupon contributed by the Post Partners to the Partnership pursuant to the requirements of Section
                          4.2 of the Partnership Agreement.





                                   EXHIBIT F
                                 (Page 3 of 4)

6.       Voting Rights

         Except as required by law, the General Partner, in its capacity as the holder of the Series A Preferred Partnership Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of Partners.

7.       Conversion

         The Series A Preferred Partnership Units are not convertible into or exchangeable for an other property or securities of the Partnership.

8.       Restrictions on Ownership

         The Series A Preferred Partnership Units shall be owned and held solely by one or both of the Post Partners. As of the date hereof, all of the Series A Preferred Partnership Units are owned by Post LP Holdings.

9.       General

         The rights of the Post Partners, in their capacity as holders of the Series A Preferred Partnership Units, are in addition to and not in limitation on any other rights or authority of the Post Partners, in any other capacity, under the Partnership Agreement. In addition, nothing contained herein shall be deemed to limit or otherwise restrict any rights or authority of the Post Partners under the Partnership Agreement, other than in their capacity as the holders of the Series A Preferred Partnership Units.





                                   EXHIBIT F
                                 (Page 4 of 4)